EXHIBIT 4.9







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                        KARTS INTERNATIONAL INCORPORATED
                             (a Nevada corporation)


              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                    9% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                               ($0.001 Par Value)


         Pursuant to the provisions of Section 78.195, 78.1955 and 78.196 of the Nevada General Corporation Law (the "Act"), the undersigned corporation, KARTS INTERNATIONAL INCORPORATED (the "Corporation), hereby submits the following statement for the purpose of establishing and designating a series of shares of preferred stock to be known as 9% Cumulative Convertible Preferred Stock and fixing and determining the relative rights and preferences thereof:

                                   ARTICLE ONE

                                      NAME

         1. The name of the Corporation is KARTS INTERNATIONAL INCORPORATED.

                                   ARTICLE TWO

                              CORPORATE RESOLUTIONS

         2. The following resolution establishing and designating a series of preferred stock, to-wit: the 9% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the Corporation on March 25, 1999:

                  BE IT RESOLVED that, pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with Article Fourth of the Corporation's Articles of Incorporation, authorizing 10,000,000 shares of Preferred Stock (the "Preferred Stock"), $0.001 par value per share, approved and adopted on February 21, 1996, in accordance with and pursuant to the provisions of Sections 78.195, 78.1955 and 78.196 of the Act, the Board of Directors of the Corporation does hereby approve and adopt the following resolutions designating and authorizing for issuance, in accordance with the provisions of the Act, the Convertible Preferred Stock of the Corporation, said resolutions hereby effected being prior to the issuance of any shares of Convertible Preferred Stock, such shares of Convertible Preferred Stock to consist of 2,500,000 shares, each having a par value of $0.001 per share, and each of which shares of Convertible Preferred Stock shall have the dividend rights, voting powers, redemption provisions, liquidation preferences and the relative, optional or other special rights, and shall be subject to the qualifications, limitations or restrictions set forth below and the remaining 7,500,000 authorized shares of the Convertible Preferred Stock shall remain undesignated and reserved for future issuance subject to the future action of the Board of Directors of the Corporation.


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              Rights and Preferences of Convertible Preferred Stock

1.       Dividends.

     (a) Amount and Payment of Dividend. Subject to the limitations hereinafter set forth, the holders of Convertible Preferred Stock shall be entitled to receive, but only when, if and as declared by the Board of Directors, dividends at the rate of nine percent (9%) per annum of the original issue price thereof of One and No/100 Dollars ($1.00) per share, and no more, payable in semiannual installments out of the funds of the Corporation legally available therefor on June 30 and December 31 of each year (the "Dividend Payment Date") commencing June 30, 1999, (or, if any such Dividend Payment Date shall be a weekend or a bank holiday, on the next business day thereafter). Such dividends may be paid in cash or in shares of Common Stock of the Corporation, or partly in cash and partly in shares of Common Stock of the Corporation as determined by the Corporation's Board of Directors in its sole discretion; provided, however, (i) no fractional shares of Common Stock may be issued for dividends, and (ii) the amount of any dividends represented by such fractional shares will be payable by rounding up to the next whole number for such stock dividend, and provided further that if any such dividend is paid in whole or in part by shares of Common Stock, the number of shares of Common Stock to be issued as a stock dividend shall be determined by the current market price of a share of Common Stock on the record date for such stock dividend. The current market price of a share of Common Stock on the record date shall be the closing sale price on such day as reported by the NASDAQ Small Cap Market or any other exchange on which the shares of Common Stock may be traded. Any shares of Convertible Preferred Stock issued after the date hereof shall accrue dividends from the date of issuance. Dividends will be payable to holders of record as they appear on the stock books of the Company on such record dates, not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Corporation's Board of Directors.

     (b) Cumulative Rights. To the extent, if any, that dividends at the rate set forth in Section 1(a) above shall not be paid or set apart in full for the Convertible Preferred Stock, the aggregate deficiency shall be cumulated and must be fully paid or set apart for payment before any dividends may be paid upon or set apart for the Common Stock of the Corporation or before the Corporation may purchase, redeem or otherwise acquire for any consideration (or any payment made to or available for a sinking fund for the redemption of any of its Common Stock or any other stock of the Company ranking junior to or on a parity with the Convertible Preferred Stock as to dividends) any of its Common Stock or any other stock of the Company ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or otherwise make any distribution on account of its Common Stock or any other class of capital stock now or hereafter authorized or issued by the Corporation which ranks on a parity with or junior to the Convertible Preferred Stock (other than (i) a dividend payable in Common Stock, or (ii) by conversion into or exchange for capital stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends).

     (c) No Interest on Accrued Dividends. Any accumulations of dividends on the Convertible Preferred Stock shall not bear interest.

     (d) Declaration. Dividends on the Convertible Preferred Stock shall be declared if, when and as the Board of Directors of the Corporation shall in its sole discretion deem advisable, and only from the surplus of the Corporation as such shall be fixed and determined by the said Board of Directors. The


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determination  of the Board of  Directors  at any time of the  amount of surplus available for the payment of dividends shall be binding and conclusive on the holders of the shares of Convertible Preferred Stock then outstanding. If dividends are not paid in full upon the Convertible Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Convertible Preferred Stock, all dividends declared upon shares of Convertible Preferred Stock and upon such other shares of Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Convertible Preferred Stock and such other Preferred Stock shall bear the same ratio to each other that the accumulated dividends per share on the shares of the Convertible Preferred Stock and such other shares of Preferred Stock bear to each other. The holders of the Convertible Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends provided for in the preceding provisions of this Section.

     2. Voting Rights and Notice of Meetings. Except as otherwise provided in Paragraphs (a) and (b) of this Section, the holders of the Common Stock shall have the exclusive right and power to vote on any matter submitted to a vote of the stockholders of the Corporation, and the holders of the Convertible Preferred Stock shall have no right or power whether authorized by the Act or otherwise to vote on any matter or in any proceeding or to be represented at or to receive notice of any meeting of the stockholders.

     (a) Protective Voting Rights. The holders of Convertible Preferred Stock and any other Preferred Stock ranking on a parity as to dividends or upon liquidation with the Convertible Preferred Stock shall be entitled to vote separately as a class upon any proposed amendment(s) to the Corporation's Articles of Incorporation which would (i) create, or increase the authorized number of shares of, any series or class of stock ranking prior to the Convertible Preferred Stock either as to dividends or upon liquidation; (ii) amend, alter or repeal any of the rights and preferences of the Convertible Preferred Stock; or (iii) authorize any reclassification of the Preferred Stock. Such a proposed amendment must be approved by the holders of at least a majority of the number of then outstanding shares of the Convertible Preferred Stock and any other Preferred Stock ranking on a parity as to dividends or upon liquidation with the Preferred Stock.

     (b) Contingent Right to Elect Directors.

     (1) Preferred Stockholders' Right to Elect Directors When Dividends Not Paid and Divestment of Such Right. If at any time declared and accrued dividends on the Convertible Preferred Stock or any other Preferred Stock shall not have been paid in an amount equivalent to two (2) consecutive full semiannual dividends on all Convertible Preferred Stock or any other Preferred Stock at the time outstanding, the number of Directors of the Corporation shall be increased by two (2) and the holders of the Convertible Preferred Stock and the holders of any other Preferred Stock ranking on a parity as to dividends or upon liquidation with the Convertible Preferred Stock, voting as a single class without regard to series, shall be entitled to elect two (2) Directors and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining Directors of the Corporation. Such right of the holders of the Convertible Preferred Stock to elect two (2) Directors may be exercised until all such declared and accrued dividends on the Convertible Preferred Stock shall have been paid in full and until any noncumulative dividends payable on all shares of Preferred Stock then outstanding have been paid regularly for at least one (1) year or funds sufficient therefor deposited in trust, at which


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time the holders of the  Convertible  Preferred  Stock shall be divested of such voting rights, but subject always to the same provisions for the vesting of such voting rights in the holders of the Convertible Preferred Stock in the case of any future dividend default or defaults.

     (2) Procedure for Election of Such Directors. The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of Directors of the Corporation may be exercised at any annual meeting of stockholders or, within the limitations hereinafter provided, at a special meeting of stockholders held for such purpose. If the date on which such right of the holders of the Convertible Preferred Stock shall become vested shall be more than ninety (90) days preceding the date of the next annual meeting of stockholders as fixed by the bylaws of the Corporation, the President of the Corporation shall, within ten (10) days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least ten percent (10%) of the Convertible Preferred Stock then outstanding, call a special meeting of the holders of the Convertible Preferred Stock to be held within sixty (60) days after the delivery of such request for the purpose of electing two (2) Directors to serve until the next annual meeting and until their successors shall be elected and shall qualify. Notice of such meeting shall be mailed to each holder of the Convertible Preferred Stock not less than ten (10) nor more than sixty (60) days prior to the date of such meeting. Whenever the holders of the Convertible Preferred Stock shall be entitled to elect two (2) Directors, any such holder shall have the right, during regular business hours, in person or by a duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Convertible Preferred Stock for the purpose of communicating with other holders of such Convertible Preferred Stock with respect to the exercise of such right of election.

     (3) Term of Office. Each Director elected by the holders of the Convertible Preferred Stock shall serve until the next annual meeting of the stockholders or until his successor shall be elected and shall qualify; provided, however, that whenever the holders of the Convertible Preferred Stock shall be divested of voting power as provided in Section 2(b)(1) above, the term of office of the persons elected as Directors by the holders of the Convertible Preferred Stock shall terminate, and the number of Directors comprising the Board of Directors shall be reduced accordingly.

     (4) Quorum. At any annual or special meeting of stockholders held for the purpose of electing Directors when the holders of the Convertible Preferred Stock shall be entitled to elect two (2) Directors, the presence in person or by proxy of the holders of a majority of the outstanding Convertible Preferred Stock shall be required to constitute a quorum for the election by such class of such Directors, and the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum for the election by such class of the remaining Directors; provided, however, that the majority of the holders of any such class of shares who are present in person or by proxy shall have power to adjourn such meeting for the election of Directors by such class from time to time, for a period of less than thirty (30) days, without notice other than announcement at the meeting. No delay or failure by the holders of either such class of shares to elect the members of the Board of Directors whom such holders are entitled to elect shall


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invalidate  the election of the  remaining  members of the Board of Directors by the holders of the other such class of shares.

     (5) Filling Vacancies in Board of Directors. If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of the Convertible Preferred Stock shall be entitled to elect two
(2) Directors, the number of Directors in office who have been elected by the holders of the Convertible Preferred Stock or the Common Stock, as the case may be, shall, by reason of resignation, death, or removal, be less than the total number of Directors subject to election by the holders of shares of such class:

          (i) The vacancy or vacancies in the Directors elected by the holders of such class shall be filled by a majority vote of the remaining Directors then in office, although less than a quorum, on nomination by a majority of the remaining Directors elected by the holders of such class or their successors, or by the sole remaining Director elected by the holders of such class or succeeding a Director so elected; and

          (ii) If not so filled within sixty (60) days after the creation thereof, the President of the Corporation shall call a special meeting of the holders of the shares of such class and such vacancy or vacancies shall be filled at such special meeting.

     (6) Removal of Directors. During such time that the holders of the Convertible Preferred Stock shall have members of the Board of Directors sitting on their behalf, any Director may be removed from office by vote of the holders of a majority of the shares of the class of shares by which his successor would be elected. A special meeting of the holders of shares of such class may be called by a majority vote of the Board of Directors for the purpose of removing a Director in accordance with the provisions of this subparagraph. The President of the Corporation shall, in any event, within ten (10) days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least ten percent (10%) of the outstanding shares of such class, call a special meeting for such purpose to be held within sixty (60) days after the delivery of such request.

                         As to the foregoing  matters  only,  each holder of the
                    Convertible Preferred Stock shall be entitled to one (1) vote for each share thereof standing in his name on the books of the Corporation on the record date fixed for a stockholders' meeting to vote on such transaction.

     3. Redemption.

     (a) Selection of Shares for Redemption. At any time on or after March 31, 2000, the Corporation may purchase or redeem all, or from time to time any part of, the shares of Convertible Preferred Stock then issued and outstanding; provided, however, no shares of Convertible Preferred Stock may be redeemed until all accrued and unpaid dividends, if any, on all outstanding shares of Convertible Preferred Stock have been paid in full. If less than all of the shares of Convertible Preferred Stock then issued and outstanding are to be redeemed at one time, the shares of Convertible Preferred Stock to be redeemed shall be selected pro rata or by lot in such manner as may be prescribed by the


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resolution of the Board of Directors of the Corporation.  The Corporation  shall on the redemption date pay the holders of the shares of Convertible Preferred Stock so purchased or redeemed the Redemption Price (as hereinafter defined) for such shares out of the funds of the Corporation legally available therefor. Such redemption shall be effected by call and written or printed notice (the "Redemption Notice") shall be given to each holder of record of Convertible Preferred Stock shares being called, either personally or by mail to such holders last known address as shown on the records of the Corporation, not less than twenty (20) nor more than sixty (60) days before the date fixed for redemption. The Redemption Notice shall set forth (i) the shares of Convertible Preferred Stock, or part thereof, to be redeemed, (ii) the date fixed for redemption, (iii) the Redemption Price, and (iv) the place at which the holders of Convertible Preferred Stock may obtain payment of the Redemption Price upon surrender of their respective share certificates. The redemption price (the "Redemption Price") for the shares of Convertible Preferred Stock being redeemed shall be One and 09/100 Dollars ($1.09) per share. There is no mandatory redemption or sinking fund obligation with respect to the Convertible Preferred Stock.

     (b) Surrender of Shares. On or after the date fixed for redemption, each holder of Convertible Preferred Stock called for redemption shall, unless such holder shall have previously exercised such holder's option to convert the Convertible Preferred Stock into Common Stock in the manner set forth in Section 4 below, surrender such holder's certificates for such shares of Convertible Preferred Stock to the Corporation at the place designated in the Redemption Notice and shall thereupon be entitled to receive the Redemption Price. Should less than all the shares of Convertible Preferred Stock represented by any surrendered certificate be redeemed, a new certificate for the unredeemed shares shall be issued to the holder of record of such unredeemed shares.

     (c) Cessation of Rights as Stockholder. From and after the redemption date (unless default shall be made by the Corporation in duly paying the Redemption Price in which case all rights of the holders of Convertible Preferred Stock shall continue), the holders of the shares of the Convertible Preferred Stock called for redemption shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Redemption Price thereof upon surrender of the certificate(s) representing the shares of Convertible Preferred Stock being redeemed, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever.

     (d) Cancellation of Redeemed Shares. All shares of Convertible Preferred Stock that are redeemed shall be cancelled and such shares shall be restored to the status of authorized but unissued shares of Preferred Stock.

     (e) Deposit of Redemption Price into Trust. If, on or prior to any date fixed for redemption of shares of Convertible Preferred Stock as provided in this Section, the Corporation deposits with any bank or trust company, or any bank or trust company in the United States duly appointed and acting as transfer agent for the Corporation, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption, or to complete such publication if already commenced, and to pay, on and after the date fixed for redemption or prior to such date, the Redemption


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Price of the shares to their  respective  holders on  surrender  of their  share certificates, then from and after the date of the deposit, even though such date may be prior to the date fixed for redemption, the shares so called shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders of the shares shall cease to be stockholders with respect to such shares and shall have no rights with respect to such shares, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, on surrender of their certificates, or the right to convert said shares to Common Stock as provided in Section 4 below. Any money so deposited on account of the Redemption Price of Convertible Preferred Stock shares converted after the making of the deposit shall be repaid immediately to the Corporation on the conversion of such preferred shares. Money so deposited and unclaimed at the end of three (3) years shall be repaid to the Corporation and thereafter the holders of such shares of Convertible Preferred Stock called for redemption shall look only to the Corporation for payment.

     4. Conversion of Convertible Preferred Stock.

     (a) Conversion Right of Holder. Each share of the Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of initial issuance of such share of Convertible Preferred Stock (or, if such share is called for redemption, at any time up to and including, but not after, the close of business on the fifth full business day prior to the date fixed for such redemption, unless default shall be made by the Corporation in providing funds for the payment of the Redemption Price) and until the fourth anniversary of such date (the "Conversion Period") into fully-paid and nonassessable whole shares of Common Stock upon the terms and conditions set forth in the following paragraphs of this Section. If the shares of Convertible Preferred Stock are not voluntarily converted prior to the expiration of the Conversion Period, each share of Convertible Preferred Stock then outstanding shall be automatically converted at the Conversion Rate (as defined below), subject to adjustment as provided in Section 4(d) hereof.

     (b) Exercise of Conversion Right. Any holder of the Convertible Preferred Stock electing to convert such stock into Common Stock pursuant to Section 4(a) hereof shall deposit the certificates for the Convertible Preferred Stock at the Corporation's principal office, with the form of written notice to the Corporation endorsed on such certificate(s) of his election to convert such Convertible Preferred Stock into Common Stock duly filled out and executed. The conversion right in respect of any such Convertible Preferred Stock shall be deemed to have been exercised at the date on which the certificates therefor and such notice of election duly filled out and executed shall have been so deposited with the Corporation. The person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date; provided, however, that the conversion right in respect of any certificate(s) so deposited after the close of business on any day shall not be deemed to have been exercised until the next succeeding business day. As soon as practicable, and in any event within thirty (30) business days after the date of conversion of any Convertible Preferred Stock into Common Stock pursuant to Section 4(a) hereof, the Corporation shall deliver to the person entitled thereto, certificate(s) representing the shares of Common Stock to which such person shall be entitled on such conversion. The Corporation, as a condition to the exercise of such rights of conversion, may


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require the  payment of a sum equal to any  transfer  tax or other  governmental charge (but not including any tax payable upon the issue of stock deliverable upon such conversion) that may be imposed or required by law, upon any transfer incidental or prior thereto, or the submission of proper proof that the same has been paid. The Company shall pay all accrued but unpaid dividends due and owing to the then converting holder of the Convertible Preferred Stock as of either the conversion date or the expiration of the Conversion Period, as applicable.

     (c) Conversion Rate. Each share of Convertible Preferred Stock, converted as provided in Section 4(a) hereof, shall entitle the holder to receive upon conversion for each $.25 in face amount of Convertible Preferred Stock one share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in
Section 4(d) below. "Face Amount" meaning for all purposes herein the price of $1.00 per share of Convertible Preferred Stock. The Conversion Rate will initially allow a holder of Convertible Preferred Stock to receive four shares of Common Stock for each share of Convertible Preferred Stock converted. The Corporation shall not be required, in connection with any such conversion, to issue a fraction of a share of its Common Stock nor to deliver any stock certificate representing a fraction thereof. In lieu thereof, the Company shall round up such fractional share and issue such full share accordingly.

     (d) Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time in certain instances, as follows:

          (1) On Recapitalization. On any recapitalization of the Corporation through a stock split or any subdivision or combination of its outstanding Common Stock into a greater or smaller number of shares, the number of shares of Common Stock into which the shares of Convertible Preferred Stock may be converted shall be increased or reduced in the same proportion, which shall have a corresponding effect upon the Conversion Rate.

          (2) On Sale of Additional Common Stock at Less Than $.25 Per Share or the then Applicable Conversion Rate. Except in those circumstances set forth in paragraph (4) of this Section 4(d), if the Corporation sells or otherwise issues shares of its Common Stock on payment of an amount less than the Conversion Rate, as applicable at the time of such sale or issuance, the Conversion Rate, at the time of such sale or issuance, shall be adjusted such that the Conversion Rate shall equal the price at which the shares of Common Stock were sold in the transaction resulting in the adjustment to the Conversion Rate required by this paragraph (2).

          (3) On Capital Reorganization, Reclassification, Consolidation, Merger, or Sale of Corporate Assets. On any capital reorganization, reclassification of the capital stock, consolidation, merger, sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash, or other property, each share of Convertible Preferred Stock shall be convertible into the same kind and amounts of securities, including share or other assets, or both, to which the number of common shares of the Corporation which would have been deliverable on conversion of such shares of Convertible Preferred Stock immediately prior to such reorganization, reclassification, consolidation, merger, sale, or conveyance would have been entitled.

     Appropriate adjustments, as determined by the Board of Directors of the Corporation, shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Convertible Preferred Stock so that said provisions, including the provisions with respect to changes in, and other adjustments of, the Conversion Rate, shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the shares of Convertible Preferred Stock.

     (4) Events Not Requiring Adjustment to the Conversion Rate. The occurrence of any of the following events shall not require an adjustment to the Conversion Rate as contemplated by paragraph (2) above:

          (i)  the   issuance  of  Common  Stock  as  dividends  on  either  the outstanding Common Stock, the Convertible Preferred Stock or other duly issued security of the Company;

          (ii) the issuance of shares of Common Stock upon the exercise of outstanding options or warrants;

          (iii)the issuance of shares of Common Stock upon the exercise of options granted under the Corporation's 1998 Stock Compensation Plan;

          (iv)any issuance of shares of Common Stock to Charles Brister, Chief Executive Officer and President of the Corporation or any other executive officer of the Corporation, in lieu of compensation during calendar year 1999; and

          (v)the distribution or issuance of Common Stock, rights or warrants to subscribe for or purchase Common Stock or any other security, or other securities or debt instruments convertible into Common Stock, subject only to the requirement that such securities be sold at a price per share or be convertible into Common Stock at a rate in excess of the then applicable Conversion Rate.

     (e) Statement of Adjusted Amount. Whenever the amount of shares of Common Stock or other securities deliverable on the conversion of Convertible Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith maintain at its office and deliver to each holder of the Convertible Preferred Stock, a statement signed by the President or a Vice President of the Corporation and by its Chief Financial Officer, stating the adjusted amount of the Common Stock or other securities deliverable for each share of Convertible Preferred Stock, calculated to the nearest one hundredth (1/100) share, and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and on which the calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

     (f) Payment of Taxes on Conversion of Convertible Preferred Stock. The Corporation shall not pay any issue or other taxes that may be payable in respect of any issue or delivery of Common Stock on conversion of shares of Convertible Preferred Stock pursuant hereto.

     (g) Reservation of Sufficient Common Stock. So long as any shares of Convertible Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert said shares in accordance with the provisions of this Section 4, the Corporation will at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions, and will take such other corporate action as may be necessary from time to time in order that it may validly and legally issue fully-paid and non-assessable shares of such Common Stock upon conversion of the Convertible Preferred Stock.

     (h) Definition of Common Stock. In each case where reference is made to the Common Stock of the Corporation in this Section, unless a different intention is expressed, such reference is to the class of Common Stock of the Corporation as such class of stock exists at the date of the adoption of these provisions, or stock into which the same may be changed from time to time.

     (i)  Status of  Converted  Preferred  Shares.  All  shares  of  Convertible
Preferred Stock so converted shall be cancelled and such shares shall be restored to the status of authorized but unissued shares of Preferred Stock.

     5. Liquidation Rights.

     (a) Liquidation Preference Amount. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the business or affairs of the Corporation, and after payment of, or adequate provision for payment of, the debts, liabilities and other claims of the Corporation as determined by its Board of Directors, each holder of the Convertible Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock, or on any other class of stock of the Corporation ranking junior to the shares of Convertible Preferred Stock upon liquidation, the amount of One and No/100 Dollar ($1.00) per share of Convertible Preferred Stock, plus all accrued and unpaid dividends on each such share up to the date fixed for distribution.

     (b) Proportionate Distribution Where Assets Insufficient. In the event the assets of the Corporation available for distribution to the holders of shares of Convertible Preferred Stock upon dissolution, liquidation or winding up of the Corporation whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section, no such distribution shall be made on account of any shares of any class of capital stock of the Corporation ranking on a parity with the shares of Convertible Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Convertible Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (c) Nonparticipation Right. After the payment to the holders of the shares of Convertible Preferred Stock of the full preferential amounts provided for in either paragraph (a) or (b) of this Section, as applicable, the holders of Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     (d) Excluded Transactions. Neither the consolidation nor merger of the Corporation with or into any other corporation, nor the sale, mortgage, exchange or conveyance of all or substantially all of the properties, assets or business of the Corporation, nor any liquidation, dissolution or winding up of the Corporation occurring substantially concurrently with any such transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning hereof, unless otherwise determined by the Board of Directors of the Corporation.

     6. No Preemptive Rights. No holder of shares of the Convertible Preferred Stock shall, as such holder, have any preemptive right to subscribe to or purchase any shares of any class of capital stock of the Corporation now or hereafter authorized or issued, whether or not exchangeable for any capital stock of the Corporation of any class or classes now or hereafter authorized or issued; nor shall any holder of shares of the Convertible Preferred Stock, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes of the Corporation.

     7. Covenants of the Corporation. The Corporation will not, by amendment to its Articles of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the preferences and limitations of Convertible Preferred Stock to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions set forth herein relating to Convertible Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Convertible Preferred Stock against dilution or other impairment.

         IN WITNESS WHEREOF, KARTS INTERNATIONAL INCORPORATED has caused this Certificate of Designation, Preferences and Rights to be signed by Charles Brister, its President and Chief Executive Officer, and attested by Timothy P. Halter, its Secretary, this 29th day of April, 1999.

                                         KARTS INTERNATIONAL INCORPORATED


                                      By:  /s/ Charles Brister
                                           -------------------------------------
                                           CHARLES BRISTER
                                           President and Chief Executive Officer

                                      By:  /s/  Timothy P. Halter
                                           -------------------------------------
                                           TIMOTHY P. HALTER
                                           Secretary

STATE OF LOUISIANA

PARISH OF ____________________

         The foregoing instrument was acknowledged before me this day of ____________, 1999, by Charles Brister, as President and Chief Executive Officer of Karts International Incorporated, a Nevada corporation, on behalf of the corporation.

                           [SEAL]
                                      Print Name:
                                      Notary Public
                                      Commission No.
                                      My Commission Expires:


STATE OF TEXAS

COUNTY OF DALLAS

         The foregoing instrument was acknowledged before me this day of ____________, 1999, by Timothy P. Halter, as Secretary of Karts International Incorporated, a Nevada corporation, on behalf of the corporation.

                           [SEAL]
                                      Print Name:
                                      Notary Public
                                      Commission No.
                                      My Commission Expires: